Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS FIRST QUARTER 2015 RESULTS

•	Net sales $76.39 million

•	Total sales increased 12.3%

•	Adjusted EBITDA, excluding AutoMD of $2.85 million

CARSON, California, May 11, 2015 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the first quarter ended April 4, 2015 (“Q1 2015”) of $76.39 million compared with the first quarter ended March 29, 2014 (“Q1 2014”) of $68.03 million, an increase of 12.3% from Q1 2014. Q1 2015 net income for Base USAP was $0.19 million compared with Q1 2014 net income of $0.68 million. Excluding AutoMD, the Company generated adjusted EBITDA of $2.85 million compared to $3.37 for Q1 2014. For further information regarding Adjusted EBITDA, including a reconciliation of net loss to Adjusted EBITDA, see non-GAAP Financial Measures below.

“As a growing e-commerce business we are pleased to post our fourth consecutive quarter of double digit revenue growth” said, Shane Evangelist, Chief Executive Officer of U.S. Auto Parts.

(in millions)	2015			2014
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	$76.33	$0.06	$76.39	$67.95	$0.08	$68.03

Gross profit	$21.42	$0.06	$21.48	$20.62	$0.08	$20.70

	28.1%	100.0%	28.1%	30.3%	100.0%	30.4%

Operating expenses	$20.72	$0.78	$21.50	$19.65	$0.56	$20.21

	27.1%	—%	28.1%	28.9%	—%	29.7%

Income (Loss) from operations	$0.70	$(0.71)	$(0.02)	$0.98	$(0.48)	$0.50

	0.9%	—%	—%	1.4%	—%	0.7%

Net income (loss)	$0.19	$(0.50)	$(0.32)	$0.68	$(0.48)	$0.20

	0.2%	—%	(0.4)%	1.0%	—%	0.3%

Adjusted EBITDA	$2.85	$(0.29)	$2.56	$3.37	$(0.05)	$3.32

	3.7%	—%	3.4%	5.0%	—%	4.9%

Q1 2015 Financial Highlights (Excluding AutoMD)

•	Net sales increased to $76.33 million for Q1 2015 compared to $67.95 million for Q1 2014. Our Q1 2015 net sales consisted of online sales, representing 90.3% of the total (compared to 89.4% in Q1 2014), and offline sales, representing 9.7% of the total (compared to 10.6% in Q1 2014). The net sales increase was driven by an increase of $8.17 million, or 13.4%, in online sales. Online sales increased primarily due to an increase of 5.0% in conversion, a 1.0% increase in unique visitors, and an increase in average order value of 4.3%. The increase in unique visitors was favorable due to the improved marketing spend efficiency.

•	Gross profit increased by $0.79 million, or 3.8%, in Q1 2015 compared to Q1 2014. Gross margin rate decreased 2.2% to 28.1% in Q1 2015 compared to 30.3% in Q1 2014. Gross margin rate decreased for Q1 2015 compared to the prior year period primarily due to sales mix, competitive pricing strategies, and to a lesser extent, lower freight revenue as a percent to total freight charges.

•	Operating expenses as percent of net sales came in lower at 27.1% compared to last year of 28.9% primarily due to fixed expense operating leverage on higher net sales and lower non-cash depreciation and amortization.

•	Capital expenditures for Q1 2015 were $1.97 million compared with $1.14 million in Q1 2014.

•	Consolidated total Company cash and cash equivalents and investments were $7.98 million and total debt under our revolver was $9.49 million as of April 4, 2015 compared to $7.72 million and $11.02 million as of January 3, 2015.

Q1 2015 Operational Highlights

•	Achieved positive traffic growth in the quarter compared to the prior year period.

•	Converted our flag ship sites to a mobile friendly platform.

•	Increased average order value 4% over the prior year.

•	Added 1,000 new private label sku’s to our assortment.

•	Increased the number of orders 8% over the prior year period.

•	Achieved In-Stock rate of +95% on our top 5,000 sku’s.

Key Operating Metrics

	Q1 2015	Q1 2014	Q4 2014
Conversion Rate [1]	1.7%	1.6%	1.7%
Customer Acquisition Cost [1]	$7.30	$6.96	$7.46
Marketing Spend (% Online Sales) [1]	7.2%	7.2%	7.2%
Unique Visitors (millions) [1]	30.6	30.3	29.3

Number of Orders - E-commerce only (thousands)	516	488	490
Number of Orders - Online Marketplace (thousands)	296	264	251

Total Number of Internet Orders (thousands)	812	752	741

Revenue Capture (% Sales) [2]	85.5%	84.9%	85.6%
Average Order Value - E-commerce only	$110	$107	$112
Average Order Value - Online Marketplace	$71	$65	$68
Average Order Value - Total Internet Orders	$96	$92	$97

[1]	Excludes online marketplaces and media properties (e.g. AutoMD).
[2]	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; and (f) restructuring costs.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended April 4, 2015
	Base USAP	AutoMD	Consolidated
Consolidated
Net income (loss)	$187	$(503)	$(316)
Interest expense	373	—	$373
Income tax provision (benefit)	158	(210)	$(52)
Amortization of intangibles	107	8	$115
Depreciation and amortization	1,549	385	$1,934

EBITDA	2,374	(320)	$2,054

Share-based compensation	477	33	$510

Adjusted EBITDA	$2,851	$(287)	$2,564

	Thirteen Weeks Ended March 29, 2014
	Base USAP	AutoMD	Consolidated
Consolidated
Net income (loss)	$683	$(482)	$201
Interest expense	259	—	$259
Income tax provision	32	—	$32
Amortization of intangibles	84	—	$84
Depreciation and amortization	1,934	434	$2,368

EBITDA	2,992	(48)	2,944

Share-based compensation	376	—	$376

Adjusted EBITDA	$3,368	$(48)	$3,320

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Monday, May 11, 2015. Participants may access the call by dialing 877-407-9039 (Toll-free) or 201-689-8470 (Toll/international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through May 25, 2015. To access the replay, please dial 877-870-5176 (Toll-free) or 858-384-5517 (Toll/international), passcode 13607487.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	April 4, 2015	March 29, 2014
Net sales	$76,388	$68,028
Cost of sales (1)	54,910	47,327

Gross profit	21,478	20,701

Operating expenses:
Marketing	10,852	10,115
General and administrative	4,181	4,147
Fulfillment	5,060	4,712
Technology	1,288	1,148
Amortization of intangible assets	115	84

Total operating expenses	21,496	20,206

(Loss) income from operations	(18)	495

Other income (expense):
Other income (expense), net	23	(3)
Interest expense	(373)	(259)

Total other expense, net	(350)	(262)

(Loss) income before income taxes	(368)	233
Income tax (benefit) provision	(52)	32

Net (loss) income including noncontrolling interests	(316)	201

Net loss attributable to noncontrolling interests	(256)	—

Net (loss) income attributable to U.S. Auto Parts	(60)	201
Other comprehensive income attributable to U.S. Auto Parts, net of tax:
Foreign currency translation adjustments	(10)	8

Total other comprehensive income (loss)	(10)	8

Comprehensive (loss) income attributable to U.S. Auto Parts	$(70)	$209

Net income (loss) attributable to U.S. Auto Parts per share:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00
Weighted average common shares outstanding:
Basic	33,720	33,384
Diluted	33,720	34,158

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	April 4, 2015	January 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$7,917	$7,653
Short-term investments	66	62
Accounts receivable, net of allowances of $38 and $41 at April 4, 2015 and January 3, 2015, respectively	4,209	3,804
Inventory	48,347	48,362
Other current assets	3,321	2,669

Total current assets	63,860	62,550
Property and equipment, net	16,690	16,966
Intangible assets, net	1,617	1,707
Other non-current assets	1,672	1,684

Total assets	$83,839	$82,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,591	$25,362
Accrued expenses	8,498	7,747
Revolving loan payable	9,485	11,022
Current portion of capital leases payable	276	269
Other current liabilities	4,560	3,505

Total current liabilities	49,410	47,905
Capital leases payable, net of current portion	9,197	9,270
Deferred income taxes	1,550	1,618
Other non-current liabilities	1,661	1,891

Total liabilities	61,818	60,684

Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 shares issued and outstanding at April 4, 2015 and January 3, 2015	4	4
Common stock, $0.001 par value; 100,000 shares authorized; 33,949 and 33,624 shares issued and outstanding at April 4, 2015 and January 3, 2015, respectively	34	33
Additional paid-in-capital	174,552	174,369
Accumulated other comprehensive income	350	360
Accumulated deficit	(155,609)	(155,489)

Total stockholders’ equity	19,331	19,277
Noncontrolling interest	2,690	2,946

Total equity	22,021	22,223

Total liabilities and stockholders’ equity	$83,839	$82,907

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirteen Weeks Ended
	April 4, 2015	March 29, 2014
Operating activities
Net (loss) income including noncontrolling interests	$(316)	$201
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,934	2,368
Amortization of intangible assets	115	84
Deferred income taxes	(67)	13
Share-based compensation expense	510	376
Amortization of deferred financing costs	20	20
Gain from disposition of assets	(13)	—
Changes in operating assets and liabilities:
Accounts receivable	(405)	147
Inventory	15	374
Other current assets	(506)	282
Other non-current assets	(7)	63
Accounts payable and accrued expenses	2,497	2,792
Other current liabilities	904	1,702
Other non-current liabilities	(131)	(280)

Net cash provided by operating activities	4,550	8,142

Investing activities
Additions to property and equipment	(2,151)	(1,558)
Proceeds from sale of property and equipment	13	—
Cash paid for intangible assets	(110)	—

Net cash used in investing activities	(2,248)	(1,558)

Financing activities
Borrowings from revolving loan payable	4,314	1,826
Payments made on revolving loan payable	(5,850)	(7,850)
Proceeds from stock options	13	74
Payments on capital leases	(66)	(63)
Statutory tax withholding payment for share-based compensation	(438)	—

Net cash provided by financing activities	(2,027)	(6,013)

Effect of exchange rate changes on cash	(11)	3

Net change in cash and cash equivalents	264	574
Cash and cash equivalents, beginning of period	7,653	818

Cash and cash equivalents, end of period	$7,917	$1,392

Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$700	$659
Accrued intangible asset	15	—
Supplemental disclosure of cash flow information:
Cash received during the period for income taxes	$7	$5
Cash paid during the period for interest	303	255

Investor Contacts:

Neil T. Watanabe, Chief Financial Officer

U.S. Auto Parts Network, Inc.

nwatanabe@usautoparts.com

(424) 702-1455 x756